SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2018

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

205 CROSSPOINT PARKWAY, GETZVILLE, NEW YORK	14068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging Growth Company

☐
If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	OTHER EVENTS

On November 21, 2018, Ernest R. Verebelyi, a director and Chairman Emeritus of Columbus McKinnon Corporation (the “Company”), on behalf of himself and as trustee of the Ernest R. Verebelyi Revocable Trust, entered into a pre-arranged stock trading plan (the “Plan”) to sell a limited amount of the Company’s shares of common stock, $0.01 par value per share (“Common Stock”), and rights attached thereto. The Plan allows for the sale of a maximum of 10,000 shares of Common Stock without further direction from Mr. Verebelyi in accordance with the terms and conditions of the Plan, which includes a minimum price threshold, during the period commencing 90 days after the execution date of the Plan and continuing until all 10,000 shares are sold or February 25, 2020, whichever occurs first.

The Plan is designed to comply with the Policy and the Company’s insider trading policy, as well as the guidelines specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended.

All sales of Common Stock under the Plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission. Except as may be required by applicable law, the Company does not undertake to report on specific pre-planned stock trading plans of Company officers or directors, nor to report modifications or terminations of the Plan or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Vice President and Chief
Financial Officer (Principal Financial Officer)

Dated:  November 27, 2018